Exhibit 99.1

Revolve Group Announces Third Quarter 2023 Financial Results

Los Angeles, CA – November 1, 2023 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the third quarter ended September 30, 2023.

“We achieved a key 2023 objective of rebalancing our inventory as the spread between our year-over-year inventory and sales trends was favorable in the third quarter for the first time in more than two years,” said co-founder and co-CEO Mike Karanikolas. “This important accomplishment contributed to our strong and increased cash flows year-over-year, even in an environment where spending on discretionary products by our consumer demographic continues to be pressured.”

“A key highlight of the third quarter was surpassing 2.5 million active customers, an increase of 12% year-over-year, and over one million more active customers than the third quarter of 2019," said co-founder and co-CEO Michael Mente. "While average spend per active customer has decreased year-over-year in this very challenging environment, we view this as a temporary dynamic that will normalize as the environment improves. As we look ahead, our team is energized by the opportunity to drive improved results across a wide range of longer-term initiatives that leverage our core competencies of technology innovation, operating efficiency and brand building that have served us well for the past 20 years.”

Third Quarter 2023 Financial Summary

	Three Months Ended September 30,
	2023	2022	YoY Change
	(in thousands, except percentages)
Net sales	$257,603	$268,711	(4%)
Gross profit	$133,232	$142,382	(6%)
Gross margin	51.7%	53.0%
Net income	$3,178	$11,988	(73%)
Adjusted EBITDA (non-GAAP financial measure)	$9,484	$17,676	(46%)
Net cash provided by operating activities	$12,486	$10,006	25%
Free cash flow (non-GAAP financial measure)	$11,492	$8,618	33%

Operational Metrics

	Three Months Ended September 30,
	2023	2022	YoY Change
	(in thousands, except average order value and percentages)
Active customers (trailing 12 months)	2,510	2,249	12%
Total orders placed	2,133	1,951	9%
Average order value	$299	$320	(7%)

Additional Third Quarter 2023 Metrics and Results Commentary

•
Trailing 12-month Active customers increased by 52,000 during the third quarter of 2023, growing to 2,510,000 as of September 30, 2023, an increase of 12% year-over-year.
•
Net sales were $257.6 million, a year-over-year decrease of 4%.

•
Gross profit was $133.2 million, a year-over-year decrease of 6%.
•
Gross margin was 51.7%, a year-over-year decrease of 127 basis points, primarily reflecting a lower mix of net sales at full price and a lower mix of owned brands as a percentage of Revolve segment net sales in the third quarter of 2023 as compared to the third quarter of 2022.
•
Operating expenses increased year over year, despite the year-over-year decline in net sales, due to a $6.6 million accrual for a pending legal matter included in general and administrative expenses and continued pressure on selling and distribution expenses and fulfillment expenses primarily due to a higher return rate year-over-year, partially offset by increased marketing efficiency in the third quarter of 2023.
•
Net income was $3.2 million, a year-over-year decrease of 73%, primarily due to the decline in net sales, reduction in gross profit year-over-year, continued pressure on certain operating expenses, and the $6.6 million accrual for a pending legal matter.
•
Adjusted EBITDA was $9.5 million, a year-over-year decrease of 46%.
•
Diluted earnings per share (EPS) was $0.04, a year-over-year decrease of 75% that was negatively impacted by the accrual for a pending legal matter of $6.6 million, or $0.07 per diluted share.

Additional Net Sales Commentary

•
REVOLVE segment net sales were $217.7 million, a year-over-year decrease of 2%.
•
FWRD segment net sales were $39.9 million, a year-over-year decrease of 14%.
•
Domestic net sales were $207.2 million, a year-over-year decrease of 5%.
•
International net sales were $50.4 million, a year-over-year decrease of 1%.

Cash Flow and Balance Sheet

•
Net cash provided by operating activities was $12.5 million in the third quarter and $47.2 million in the nine-month year-to-date period, a year-over-year increase of 25% and 37%, respectively.
•
Free cash flow was $11.5 million in the third quarter and $44.1 million in the nine-month year-to-date period, a year-over-year increase of 33% and 44%, respectively.
•
The company repurchased 907,219 shares of its Class A common stock during the third quarter of 2023, at an average cost of $13.87 per share. $87.4 million remained available under the company's $100 million stock repurchase program as of September 30, 2023.
•
Cash and cash equivalents as of September 30, 2023 were $266.9 million, an increase of $22.9 million, or 9%, from September 30, 2022 and a decrease of $2.4 million, or 1%, from $269.3 million as of June 30, 2023. Our balance sheet as of September 30, 2023 remains debt free.
•
Inventory as of September 30, 2023 was $202.9 million, a decrease of $10.5 million, or 5%, from $213.3 million as of September 30, 2022.

Additional trend information regarding Revolve Group's third quarter of 2023 financial results and operating metrics is available in the Q3 2023 Financial Highlights presentation available on our investor relations website: https://investors.revolve.com/events-and-presentations/default.aspx

Results Since the End of the Third Quarter of 2023

Net sales in October 2023 decreased by a low-single digit percentage year-over-year amidst ongoing uncertainty in the macroeconomic and geopolitical environment that we believe continues to pressure consumer spending on discretionary products.

2023 Business Outlook

Based on information available to us as of November 1, 2023, we are providing the following guidance for the full year ending December 31, 2023 and the fourth quarter ending December 31, 2023.

	Updated FY 2023 Outlook	Prior FY 2023 Outlook
Gross margin	51.8% to 51.9%	52% to 52.5%
Fulfillment expenses	3.5% of net sales	3.3% of net sales
Selling and distribution expenses	18.7% of net sales	18.3% of net sales
Marketing expenses	16.2% to 16.3% of net sales	16% to 16.5% of net sales
General and administrative expenses	$121.5 million, including the $6.6 million accrual for a pending legal matter in Q3 2023	$115 million
Effective tax rate	24% to 26%	24% to 26%

Fourth Quarter 2023 Outlook
Gross margin	51.7% to 52.0%
Fulfillment expenses	3.6% of net sales
Selling and distribution expenses	19.0% of net sales
Marketing expenses	17.0% to 17.2% of net sales
General and administrative expenses	$29.6 million

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail. To participate, please dial (888) 330-2454 within the United States or (240) 789-2714 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 3102771. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 770-2030 within the United States or (647) 362-9199 outside the United States. The replay conference ID is 3102771.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to our expectations regarding average spending per active customer, our financial performance for the fourth quarter and full year of 2023 and statements regarding macroeconomic conditions. Forward-looking statements include statements containing words such as "expect," "anticipate," "believe," "project," "will" and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to changing economic conditions and their impact on consumer demand and our business, operating results and financial condition; demand for our products; supply chain challenges; inflation; the war in Israel; Russia’s war against Ukraine; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; the impact of the COVID-19 pandemic and other health crises on our business, operations and financial results; the effect of pending or threatened claims, lawsuits, government investigations, other legal or regulatory proceedings or commercial or contractual disputes; and other risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2023, which we expect to file with the SEC on November 1, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Definitions of our non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used in purchases of property and equipment. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. We view the number of active customers as a key indicator of our growth, the reach of our sites, the value proposition and consumer awareness of our brand, the continued use of our sites by our customers and their desire to purchase our products.

Total Orders Placed

We define total orders placed as the total number of orders placed by our customers, prior to product returns, across our platform in any given period. We view total orders placed as a key indicator of the velocity of our business and an indication of the desirability of our products and sites to our customers. Total orders placed, together with average order value, is an indicator of the net sales we expect to recognize in a given period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period, prior to product returns, divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product assortment. Average order value varies depending on the site through which we sell merchandise, the mix of product categories sold, the number of units in each order, the percentage of sales at full price, and for sales at less than full price, the level of markdowns.

About Revolve Group, Inc.

Revolve Group, Inc. (NYSE: RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted premium lifestyle brand and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories, beauty and home products. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers and more than 1,000 emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two complementary segments, REVOLVE and FWRD, that leverage one platform. Through REVOLVE, we offer an assortment of premium apparel, footwear, accessories and beauty products from emerging, established and owned brands. Through FWRD, we offer an assortment of curated and elevated iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contacts:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

Media:

Jennifer Walker

revolve@walkerdrawas.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$257,603	$268,711	$810,941	$842,263
Cost of sales	124,371	126,329	390,791	383,228
Gross profit	133,232	142,382	420,150	459,035
Operating expenses:
Fulfillment	9,185	8,072	27,657	23,272
Selling and distribution	48,925	46,477	151,276	145,030
Marketing	39,581	44,584	129,421	141,755
General and administrative	35,217	28,498	91,861	86,497
Total operating expenses	132,908	127,631	400,215	396,554
Income from operations	324	14,751	19,935	62,481
Other income, net	(3,984)	(1,440)	(12,950)	(3,769)
Income before income taxes	4,308	16,191	32,885	66,250
Provision for income taxes	1,130	4,203	8,232	15,421
Net income	$3,178	$11,988	$24,653	$50,829
Earnings per share of Class A and Class B common stock:
Basic	$0.04	$0.16	$0.34	$0.69
Diluted	$0.04	$0.16	$0.33	$0.68
Weighted average number of shares of Class A and Class B common stock outstanding:
Basic	73,262	73,328	73,358	73,302
Diluted	73,716	74,354	74,058	74,598

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$266,899	$234,724
Accounts receivable, net	12,614	5,421
Inventory	202,877	215,224
Income taxes receivable	7,555	2,974
Prepaid expenses and other current assets	63,578	59,874
Total current assets	553,523	518,217
Property and equipment (net of accumulated depreciation of $16,697 and $13,081 as of September 30, 2023 and December 31, 2022, respectively)	8,062	8,934
Right-of-use lease assets	38,041	22,964
Intangible assets, net	1,834	1,600
Goodwill	2,042	2,042
Other assets	1,241	807
Deferred income taxes	24,754	24,754
Total assets	$629,497	$579,318
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,479	$50,789
Income taxes payable	1,435	229
Accrued expenses	42,639	38,266
Returns reserve	72,137	63,381
Current lease liabilities	6,249	5,844
Other current liabilities	30,465	22,577
Total current liabilities	197,404	181,086
Non-current lease liabilities	35,567	18,659
Total liabilities	232,971	199,745
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 39,979,289 and 40,766,510 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	40	41
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 32,597,119 and 32,597,119 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	33	33
Additional paid-in capital	115,053	110,338
Retained earnings	281,400	269,161
Total stockholders’ equity	396,526	379,573
Total liabilities and stockholders’ equity	$629,497	$579,318

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net income	$24,653	$50,829
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,752	3,519
Equity-based compensation	4,229	4,410
Changes in operating assets and liabilities:
Accounts receivable	(7,193)	(2,081)
Inventories	12,347	(42,069)
Income taxes receivable	(4,581)	(758)
Prepaid expenses and other current assets	(3,704)	(16,989)
Other assets	(434)	(349)
Accounts payable	(6,310)	(1,156)
Income taxes payable	1,206	439
Accrued expenses	4,373	10,592
Returns reserve	8,756	23,015
Right-of-use lease assets and current and non-current lease liabilities	2,236	825
Other current liabilities	7,888	4,224
Net cash provided by operating activities	47,218	34,451
Investing activities:
Purchases of property and equipment	(3,114)	(3,904)
Net cash used in investing activities	(3,114)	(3,904)
Financing activities:
Proceeds from the exercise of stock options, net	486	496
Repurchases of Class A common stock	(12,584)	—
Net cash (used in) provided by financing activities	(12,098)	496
Effect of exchange rate changes on cash and cash equivalents	169	(5,452)
Net increase in cash and cash equivalents	32,175	25,591
Cash and cash equivalents, beginning of period	234,724	218,455
Cash and cash equivalents, end of period	$266,899	$244,046
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes, net of refund	$11,580	$15,909
Operating leases	$5,649	$4,033
Supplemental disclosure of non-cash activities:
Lease assets obtained in exchange for new operating lease liabilities	$20,452	$21,938

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales	2023	2022	2023	2022
REVOLVE	$217,698	$222,069	$684,500	$704,538
FWRD	39,905	46,642	126,441	137,725
Total	$257,603	$268,711	$810,941	$842,263

Gross profit
REVOLVE	$119,003	$123,622	$370,474	$398,140
FWRD	14,229	18,760	49,676	60,895
Total	$133,232	$142,382	$420,150	$459,035

The following table lists net sales by geographic area (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
United States	$207,171	$217,591	$656,747	$696,375
Rest of the world	50,432	51,120	154,194	145,888
Total	$257,603	$268,711	$810,941	$842,263

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except average order value and percentages)
Gross margin	51.7%	53.0%	51.8%	54.5%
Adjusted EBITDA	$9,484	$17,676	$34,871	$76,097
Free cash flow	$11,492	$8,618	$44,104	$30,547
Active customers	2,510	2,249	2,510	2,249
Total orders placed	2,133	1,951	6,679	6,350
Average order value	$299	$320	$296	$303

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP Adjusted EBITDA to net income for the three and nine months ended September 30, 2023 and 2022 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income	$3,178	$11,988	$24,653	$50,829
Excluding:
Other income, net	(3,984)	(1,440)	(12,950)	(3,769)
Provision for income taxes	1,130	4,203	8,232	15,421
Depreciation and amortization	1,293	1,214	3,752	3,519
Equity-based compensation	1,228	1,524	4,229	4,410
Non-routine items(1)	6,639	187	6,955	5,687
Adjusted EBITDA	$9,484	$17,676	$34,871	$76,097

(1)	Non-routine items in the three and nine months ended September 30, 2023 and 2022 included an accrual for a pending legal matter and an accrual and a charge for a separate settled legal matter.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2023 and 2022 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net cash provided by operating activities	$12,486	$10,006	$47,218	$34,451
Purchases of property and equipment	(994)	$(1,388)	(3,114)	(3,904)
Free cash flow	$11,492	$8,618	$44,104	$30,547
Net cash used in investing activities	$(994)	$(1,388)	$(3,114)	$(3,904)
Net cash (used in) provided by financing activities	$(12,508)	$128	$(12,098)	$496